UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 22, 2013 (May 21, 2013)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.07        Submission of Matters to a Vote of Security Holders

On May 21, 2013, Codorus Valley Bancorp, Inc. (the “Corporation”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 4,487,856 shares of the Corporation’s common stock were entitled to vote as of March 6, 2013, the record date for the Annual Meeting and 3,433,420 shares were represented at the Annual Meeting. The Board of Directors submitted the following proposals to a vote of shareholders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of three Class B directors, each to serve a term of three years

Director	Votes For	Votes Withheld	Broker Non-Vote
Cynthia A. Dotzel, CPA	2,638,576	189,120	605,724
Harry R. Swift, Esquire	2,623,808	203,888	605,724
Hon. Michael L. Waugh	2,615,629	212,067	605,724

Proposal 2 – Approve an advisory, non-binding resolution regarding executive compensation

Votes For	Votes Against	Abstain	Broker Non-Vote
2,438,143	232,190	157,363	605,724

Proposal 3 – Approve an advisory, non-binding resolution on the frequency of future advisory votes regarding executive compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
1,285,398	89,307	1,194,232	258,759	605,724

Proposal 4 – Ratify the appointment of ParenteBeard LLC as Codorus Valley Bancorp’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013

Votes For	Votes Against	Abstain
3,317,675	29,139	86,606

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: May 22, 2013	By:	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer (Principal Executive Officer)

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